Exhibit 99.1
Boeing Reports Third Quarter Results
Third Quarter 2026
•737-7 achieved amended type certification (ATC) from the FAA; 737-10 achieved ATC in October
•Selected by the U.S. Navy to design, build and deliver the F/A-XX next generation fighter aircraft
•Operating cash flow of $1.5 billion and free cash flow (non-GAAP)* of $0.5 billion
•Total company backlog grew to a record $745 billion, including over 6,300 commercial airplanes

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2026	2025	Change	2026	2025	Change

Revenues	$24,188	$23,270	4%	$70,965	$65,515	8%

GAAP
Earnings/(loss) from operations	$354	($4,781)	NM	$958	($4,496)	NM
Operating margins	1.5%	(20.5)%	22.0 Pts	1.3%	(6.9)%	8.2 Pts
Net loss	($116)	($5,339)	NM	($551)	($5,982)	NM
Diluted loss per share	($0.26)	($7.14)	NM	($1.04)	($8.25)	NM
Operating cash flow	$1,496	$1,123	33%	$2,681	($266)	NM

Non-GAAP*
Core operating earnings/(loss)	$204	($5,049)	NM	$498	($5,283)	NM
Core operating margins	0.8%	(21.7)%	22.5 Pts	0.7%	(8.1)%	8.8 Pts
Core loss per share	($0.34)	($7.47)	NM	($1.30)	($9.22)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., October 27, 2026 – The Boeing Company [NYSE: BA] recorded third quarter revenue of $24.2 billion, primarily reflecting higher defense and services volume and less favorable commercial delivery mix. The company reported GAAP loss per share of ($0.26) and core loss per share (non-GAAP)* of ($0.34). Operating cash flow in the quarter was $1.5 billion and free cash flow (non-GAAP)* was $0.5 billion. Total company backlog at quarter end grew to a record $745 billion.
“Recent milestones, including certification of the 737-7 and 737-10 and selection to design and build the Navy’s sixth-generation fighter aircraft, are important steps as we continue building on our progress,” said Kelly Ortberg, Boeing president and chief executive officer. “But we are not done. We remain focused on safety and quality as we redouble our efforts on Lean and disciplined execution to deliver on our commitments and build the durable performance our stakeholders expect.”

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2026	2025	2026	2025
Operating cash flow	$1,496	$1,123	$2,681	($266)
Less additions to property, plant & equipment	($1,032)	($885)	($3,040)	($1,986)
Free cash flow*	$464	$238	($359)	($2,252)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $1.5 billion in the quarter reflecting working capital timing partially offset by Department of Justice settlement payments of approximately $0.7 billion. Additions to property, plant and equipment primarily reflects higher investments in Charleston and St. Louis sites.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	3Q 2026	2Q 2026
Cash and investments in marketable securities[1]	$20.7	$20.0
Consolidated debt	$45.9	$45.9
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $20.7 billion, compared to $20.0 billion at the beginning of the quarter primarily reflecting cash flow generated in the quarter. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2026	2025	Change	2026	2025	Change

Deliveries	161	160	1%	475	440	8%

Revenues	$10,720	$11,094	(3)%	$31,674	$30,115	5%
Loss from operations	($697)	($5,353)	NM	($1,582)	($6,447)	NM
Operating margins	(6.5)%	(48.3)%	41.8 Pts	(5.0)%	(21.4)%	16.4 Pts
Commercial Airplanes third quarter revenue of $10.7 billion and operating margin of (6.5) percent primarily reflects less favorable delivery mix, higher projected costs associated with future production rate adjustments and higher estimated supply chain costs. Third quarter 2025 operating margins were impacted by a charge on the 777X program.
The 737 program continues to progress toward stabilized production of 47 per month. During the quarter, the 737-7 received amended type certification from the Federal Aviation Administration, and the 737-10 received certification in October. The 787 program remains stable at a production rate of 8 per month. In the quarter, the 777X program continued to progress on 777-9 certification flight testing and remains on track for first delivery in 2027.
Commercial Airplanes booked 300 net orders including orders from Turkish Airlines, Ethiopian Airlines and Lufthansa. Commercial Airplanes delivered 161 airplanes and backlog included over 6,300 airplanes valued at a record $612 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2026	2025	Change	2026	2025	Change

Revenues	$7,935	$6,902	15%	$23,017	$19,817	16%
Earnings from operations	$492	$114	332%	$710	$379	87%
Operating margins	6.2%	1.7%	4.5 Pts	3.1%	1.9%	1.2 Pts
Defense, Space & Security third quarter revenue was $7.9 billion driven by higher volume. Operating margin of 6.2 percent primarily reflects a $252 million gain on the HRL Laboratories sale and improved operational performance.
During the quarter, Defense, Space & Security was selected by the U.S. Navy for a contract to design, build and deliver the F/A-XX next-generation fighter aircraft. This order is not included in backlog pending completion of the source selection and evaluation review process. Also in the quarter, the company received a seven-year contract award to expand PAC-3 Seeker production. Backlog at Defense, Space & Security grew to a record $101 billion, with 23 percent representing orders from customers outside the U.S.

Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2026	2025	Change	2026	2025	Change

Revenues	$5,574	$5,370	4%	$16,288	$15,714	4%
Earnings from operations	$1,019	$938	9%	$2,958	$2,930	1%
Operating margins	18.3%	17.5%	0.8 Pts	18.2%	18.6%	(0.4) Pts
Global Services third quarter revenue was $5.6 billion on higher volume. Operating margin of 18.3 percent reflects favorable volume and mix.
In the quarter, Global Services captured an award from the U.S. Army to provide maintenance services for the AH-64 Apache fleet. Global Services ended the quarter with backlog of $33 billion.
Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2026	2025	2026	2025
Revenues
Unallocated items, eliminations and other	($41)	($96)	($14)	($131)
Earnings/(loss) from operations
Unallocated items, eliminations and other	($610)	($748)	($1,588)	($2,145)
FAS/CAS service cost adjustment	$150	$268	$460	$787
Other income, net	$96	$276	$369	$924
Interest and debt expense	($573)	($694)	($1,789)	($2,112)
Income tax benefit/(expense)	$7	($140)	($89)	($298)
    Unallocated items, eliminations and other primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margins and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margins is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margins and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, our financial outlook, targets, plans, goals and objectives, and industry projections and outlooks, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes and geopolitical developments; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers, including tariffs, trade restrictions and government actions; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our acquisition of Spirit AeroSystems Holdings, Inc.; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) management of a complex, global IT infrastructure; (16) compromised or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and our ability to effectively manage our liquidity; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; (24) the dilutive effect of future issuances of our common stock; and (25) the preferential treatment of our 6.00% mandatory convertible preferred stock.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
# # #
Contact:

Investor Relations:	Eric Hill or Mike Harris BoeingInvestorRelations@boeing.com
Communications:	Wilson Chow media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2026	2025	2026	2025
Sales of products	$61,117	$54,911	$20,753	$19,642
Sales of services	9,848	10,604	3,435	3,628
Total revenues	70,965	65,515	24,188	23,270

Cost of products	(55,664)	(54,522)	(19,146)	(22,737)
Cost of services	(8,174)	(8,516)	(2,875)	(2,908)
Total costs and expenses	(63,838)	(63,038)	(22,021)	(25,645)
	7,127	2,477	2,167	(2,375)
Income from operating investments, net	229	42	215	14
General and administrative expense	(3,823)	(4,427)	(1,198)	(1,522)
Research and development expense, net	(2,654)	(2,651)	(830)	(897)
Gain/(loss) on dispositions, net	79	63		(1)
Earnings/(loss) from operations	958	(4,496)	354	(4,781)
Other income, net	369	924	96	276
Interest and debt expense	(1,789)	(2,112)	(573)	(694)
Loss before income taxes	(462)	(5,684)	(123)	(5,199)
Income tax (expense)/benefit	(89)	(298)	7	(140)
Net loss	(551)	(5,982)	(116)	(5,339)
Less: Net earnings/(loss) attributable to noncontrolling interest	13	3		(2)
Net loss attributable to Boeing shareholders	(564)	(5,985)	(116)	(5,337)
Less: Mandatory convertible preferred stock dividends accumulated during the period	259	259	87	87
Net loss attributable to Boeing common shareholders	($823)	($6,244)	($203)	($5,424)
Basic loss per share	($1.04)	($8.25)	($0.26)	($7.14)
Diluted loss per share	($1.04)	($8.25)	($0.26)	($7.14)

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2026	December 31 2025
Assets
Cash and cash equivalents	$9,498	$10,921
Short-term and other investments	11,216	18,479
Accounts receivable, net	4,069	2,921
Unbilled receivables, net	10,179	9,158
Inventories	90,948	84,679
Other current assets, net	2,674	2,301
Assets held for sale	688
Total current assets	129,272	128,459
Financing receivables and operating lease equipment, net	334	241
Property, plant and equipment, net of accumulated depreciation of $24,507 and $23,613	16,685	15,361
Goodwill	17,778	17,275
Acquired intangible assets, net	1,279	1,567
Deferred income taxes	193	107
Investments	970	1,048
Other assets, net of accumulated amortization of $1,186 and $1,014	4,228	4,177
Total assets	$170,739	$168,235
Liabilities and equity
Accounts payable	$15,288	$13,109
Accrued liabilities	26,441	27,141
Advances and progress billings	67,502	59,404
Short-term debt and current portion of long-term debt	4,569	8,461
Liabilities held for sale	161
Total current liabilities	113,961	108,115
Deferred income taxes	310	216
Accrued retiree health care	1,995	2,091
Accrued pension plan liability, net	4,018	4,287
Other long-term liabilities	2,542	2,432
Long-term debt	41,351	45,637
Total liabilities	164,177	162,778
Shareholders’ equity:
Mandatory convertible preferred stock, 6.00% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	22,222	21,441
Treasury stock, at cost - 220,364,848 and 227,562,887 shares	(27,159)	(28,029)
Retained earnings	16,429	17,252
Accumulated other comprehensive loss	(10,012)	(10,277)
Total shareholders' equity	6,547	5,454
Noncontrolling interests	15	3
Total equity	6,562	5,457
Total liabilities and equity	$170,739	$168,235

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30
(Dollars in millions)	2026	2025
Cash flows – operating activities:
Net loss	($551)	($5,982)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Non-cash items –
Share-based plans expense	361	343
Treasury shares issued for 401(k) contributions	1,275	1,173
Depreciation and amortization	1,753	1,417
Investment/asset impairment charges, net	122	32
Gain on dispositions, net	(79)	(63)
777X and 767 reach-forward losses	86	5,140
Other charges and credits, net	(1)	217
Changes in assets and liabilities –
Accounts receivable	(1,130)	(836)
Unbilled receivables	(1,039)	(679)
Advances and progress billings	8,113	(2,065)
Inventories	(6,733)	(116)
Other current assets	(127)	227
Accounts payable	2,436	539
Accrued liabilities	(1,562)	574
Income taxes receivable, payable and deferred	(76)	93
Other long-term liabilities	(148)	(294)
Pension and other postretirement plans	(86)	(436)
Financing receivables and operating lease equipment, net	(112)	274
Other	179	176
Net cash provided/(used) by operating activities	2,681	(266)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(3,040)	(1,986)
Proceeds from disposals of property, plant and equipment	21	5
Proceeds from dispositions		35
Contributions to investments	(28,170)	(36,337)
Proceeds from investments	35,040	32,674
Supplier notes receivable	(11)	(292)
Repayments on supplier notes receivable	12
Other	1
Net cash provided/(used) by investing activities	3,853	(5,901)
Cash flows – financing activities:
New borrowings	46	138
Debt repayments	(8,415)	(721)
Employee taxes on certain share-based payment arrangements	(38)	(28)
Dividends paid on Mandatory convertible preferred stock	(259)	(244)
Other	46	43
Net cash used by financing activities	(8,620)	(812)
Effect of exchange rate changes on cash and cash equivalents	5	39
Net decrease in cash & cash equivalents, including restricted	(2,081)	(6,940)
Less net decrease in cash & cash equivalents classified as Assets held for sale	41
Cash & cash equivalents, including restricted, at beginning of year	11,663	13,822
Cash & cash equivalents, including restricted, at end of period	9,541	6,882
Less restricted cash & cash equivalents, included in Investments	43	709
Cash & cash equivalents at end of period	$9,498	$6,173

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2026	2025	2026	2025
Revenues:
Commercial Airplanes	$31,674	$30,115	$10,720	$11,094
Defense, Space & Security	23,017	19,817	7,935	6,902
Global Services	16,288	15,714	5,574	5,370
Unallocated items, eliminations and other	(14)	(131)	(41)	(96)
Total revenues	$70,965	$65,515	$24,188	$23,270
Earnings/(loss) from operations:
Commercial Airplanes	($1,582)	($6,447)	($697)	($5,353)
Defense, Space & Security	710	379	492	114
Global Services	2,958	2,930	1,019	938
Segment operating earnings/(loss)	2,086	(3,138)	814	(4,301)
Unallocated items, eliminations and other	(1,588)	(2,145)	(610)	(748)
FAS/CAS service cost adjustment	460	787	150	268
Earnings/(loss) from operations	958	(4,496)	354	(4,781)
Other income, net	369	924	96	276
Interest and debt expense	(1,789)	(2,112)	(573)	(694)
Loss before income taxes	(462)	(5,684)	(123)	(5,199)
Income tax (expense)/benefit	(89)	(298)	7	(140)
Net loss	(551)	(5,982)	(116)	(5,339)
Less: Net earnings/(loss) attributable to noncontrolling interest	13	3		(2)
Net loss attributable to Boeing shareholders	(564)	(5,985)	(116)	(5,337)
Less: Mandatory convertible preferred stock dividends accumulated during the period	259	259	87	87
Net loss attributable to Boeing common shareholders	($823)	($6,244)	($203)	($5,424)

Research and development expense, net:
Commercial Airplanes	$1,700	$1,657	$500	$565
Defense, Space & Security	563	618	197	198
Global Services	76	91	28	32
Other	315	285	105	102
Total research and development expense, net	$2,654	$2,651	$830	$897

Unallocated items, eliminations and other:
Share-based plans	($44)	($40)	$8	$11
Deferred compensation	(104)	(150)	3	(70)
Amortization of previously capitalized interest	(69)	(64)	(24)	(22)
Research and development expense, net	(315)	(285)	(105)	(102)
Eliminations and other unallocated items	(1,056)	(1,606)	(492)	(565)
Sub-total (included in Core operating earnings/(loss)	(1,588)	(2,145)	(610)	(748)
Pension FAS/CAS service cost adjustment	277	588	92	198
Postretirement FAS/CAS service cost adjustment	183	199	58	70
FAS/CAS service cost adjustment	460	787	$150	$268
Total	($1,128)	($1,358)	($460)	($480)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30		Three months ended September 30
Commercial Airplanes	2026	2025	2026	2025
737	367	330	124	121
767	26	20	10	6
777	20	29	5	9
787	62	61	22	24
Total	475	440	161	160

Defense, Space & Security
AH-64 Apache (New)	11	14	3	8
AH-64 Apache (Remanufactured)	36	28	12	7
CH-47 Chinook (New)	7	1	2	—
CH-47 Chinook (Renewed)	4	9	1	2
F-15 Models	6	7	2	3
F/A-18 Models	7	12	2	3
KC-46 Tanker	15	9	7	4
MH-139	6	6	1	1
P-8 Models	2	4	—	2
Commercial Satellites	4	4	3	2
Total[1]	98	94	33	32
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	September 30 2026	December 31 2025
Commercial Airplanes	$611,833	$567,290
Defense, Space & Security	100,505	84,786
Global Services	32,725	29,720
Unallocated items, eliminations and other	368	411
Total backlog	$745,431	$682,207

Contractual backlog	$692,767	$639,721
Unobligated backlog	52,664	42,486
Total backlog	$745,431	$682,207

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2026		Third Quarter 2025
	$ millions	Per Share	$ millions	Per Share
Revenues	$24,188		$23,270
Earnings/(loss) from operations (GAAP)	354		(4,781)
Operating margins (GAAP)	1.5%		(20.5)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(92)		(198)
Postretirement FAS/CAS service cost adjustment	(58)		(70)
FAS/CAS service cost adjustment	(150)		(268)
Core operating earnings/(loss) (non-GAAP)	$204		($5,049)
Core operating margins (non-GAAP)	0.8%		(21.7)%

Diluted loss per share (GAAP)		($0.26)		($7.14)
Pension FAS/CAS service cost adjustment	($92)	(0.12)	($198)	(0.26)
Postretirement FAS/CAS service cost adjustment	(58)	(0.07)	(70)	(0.09)
Non-operating pension expense/(income)	76	0.10	(42)	(0.06)
Non-operating postretirement income	(9)	(0.01)	(5)	(0.01)
Provision for deferred income taxes on adjustments [1]	17	0.02	66	0.09
Subtotal of adjustments	($66)	($0.08)	($249)	($0.33)
Core loss per share (non-GAAP)		($0.34)		($7.47)

Diluted weighted average common shares outstanding (in millions)		792.7		759.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2026		Nine Months 2025
	$ millions	Per Share	$ millions	Per Share
Revenues	$70,965		$65,515
Earnings/(loss) from operations (GAAP)	958		(4,496)
Operating margins (GAAP)	1.3%		(6.9)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(277)		(588)
Postretirement FAS/CAS service cost adjustment	(183)		(199)
FAS/CAS service cost adjustment	(460)		(787)
Core operating earnings/(loss) (non-GAAP)	$498		($5,283)
Core operating margins (non-GAAP)	0.7%		(8.1)%

Diluted loss per share (GAAP)		($1.04)		($8.25)
Pension FAS/CAS service cost adjustment	($277)	(0.35)	($588)	(0.78)
Postretirement FAS/CAS service cost adjustment	(183)	(0.23)	(199)	(0.26)
Non-operating pension expense/(income)	223	0.28	(127)	(0.17)
Non-operating postretirement income	(27)	(0.03)	(14)	(0.02)
Provision for deferred income taxes on adjustments [1]	55	0.07	195	0.26
Subtotal of adjustments	($209)	($0.26)	($733)	($0.97)
Core loss per share (non-GAAP)		($1.30)		($9.22)

Diluted weighted average common shares outstanding (in millions)		790.4		756.7
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.